GROUND LEASE AGREEMENT

                           _____________________ SITE

THIS GROUND LEASE AGREEMENT (this "Agreement" or this "Lease"), made this ____ day of ________________ , ______, between South Carolina Electric & Gas Company, a South Carolina corporation (hereinafter designated as LANDLORD) and SCANA Communications, Inc., a South Carolina corporation (hereinafter designated as TENANT) (hereinafter collectively designated as the "Parties").

     In consideration of the mutual covenants contained herein, and intending to be legally bound, LANDLORD and TENANT agree as follows:

     1. Premises: LANDLORD hereby leases to TENANT and TENANT leases from LANDLORD a site (the "Leased Property") within that certain parcel of real property (the "Tract") situated in the County of __________, State of South Carolina, being more particularly described as the _______________________ Site, together with ingress and egress for pedestrian and vehicular use. The Leased Property and ingress and egress area are more fully described in Exhibit "A" and on Exhibit "B" which are both attached hereto and made a part hereof.

     LANDLORD hereby grants to TENANT the right to survey the Leased Property and Tract, and upon such action by TENANT and approval of the survey by LANDLORD, this Agreement may be amended to substitute the legal description of the Leased Property prepared from said survey for Exhibit "B" as long as such amendment reflects a legal description of substantially the same size, shape and description of the previous property description of the Leased Property and Tract.

     2. Term: This Agreement shall commence on the date hereof and shall terminate after a period of six months unless TENANT initiates the Rental
Commencement Date as defined below. Should TENANT initiate the Rental Commencement Date, this Agreement shall continue in effect for an initial term ("Initial Term") of five years from that date subject to termination rights of LANDLORD as described in this Agreement.

     Thereafter, this Agreement shall continue in force and effect upon the terms and conditions contained herein for four additional terms of five years each (collectively, the "Extension Terms" and, individually, the "Extension Term") unless TENANT provides to LANDLORD, written notice of its intention no to renew this Agreement at least 90 days before the expiration of the Initial Term or any Extension Term. Except as provided in Paragraph 3 of this Agreement, all terms and conditions of this Agreement shall remain in full force and effect during the Extension Terms.

     If, at the end of the last Extension Term, this Agreement has not been terminated by written notice of either party at least 90 days prior to the end of such term, or has not otherwise been terminated pursuant to the terms of this Agreement, this Agreement shall be deemed further extended upon the same covenants, terms and conditions for a further term of one year, and for annual terms thereafter (collectively, the "Annual Terms" and, individually, the "Annual Term"), until terminated by either party upon written notice to the other of its intention to so terminate at least 90 days prior to the end of such Annual Term or as otherwise provided herein. The Initial Term, the Extension Terms, and the Annual Terms are hereinafter collectively referred to as the "Term."

     3. Rent: The Rental Commencement Date shall be the date upon which TENANT begins construction of the Communications Facility. The Parties will execute the Statement of Rental Commencement Date attached as Exhibit C hereto in order to document the Rental Commencement Date. During the Initial Term, TENANT shall pay an annual rental payment of _________________________________ Dollars
($_______.00) to be paid in equal monthly installments on or before the first day of each month in said term to LANDLORD or to such other person, firm or place as LANDLORD may, from time to time, designate in writing to TENANT at least 30 days in advance of any rental payment date. The annual rental for the first five year Extension Term shall be _____________________ Dollars ($________.00), the second five year Extension Term shall be _______________________ Dollars ($________.00), the third five year Extension
Term shall be Seven Thousand Three Hundred Dollars ($7,300.00), and the fourth five year Extension Term shall be ________________________ Dollars ($_________.00), each to be paid in equal monthly installments on or before the first day of each month in said term to LANDLORD or to such other person, firm, or place as LANDLORD may, from time to time, designate in writing to TENANT. The annual rental during the Annual Term(s), if any, shall be equal to the rent paid for the last full year of the last Extension Term or last Annual Term, whichever is more recent, multiplied by 1.15, to be paid in equal monthly installments on the first day of each month in said term, in advance, to LANDLORD or to such other person, firm, or place as LANDLORD may, from time to time designate in writing to TENANT at least 30 days in advance of any rental payment date.

     TENANT shall have the option of paying the annual rental payment for the Initial Term, the Extension Terms, and the Annual Term(s) as a lump sum on or before the first day of the Initial Term or each anniversary thereof during the Initial Term, or the first day of each Extension Term or each anniversary thereof during such Extension Term, or on the first day of each Annual Term, as applicable. Annual rental payments made lump sum as provided shall be reduced by 6% as a discount for lump sum payment. Rent for any partially leased month or year during the Term shall be pro-rated based on the number of days of the Term in said month or year, as applicable. In the event of early termination of any Term for any reason except Tenant's breach, LANDLORD shall have the duty to reimburse pre-paid rent for the unexpired portion of any pre-paid Term, which duty shall survive termination of this Lease.

     4. Use: Subject to the provisions regarding interference with LANDLORD'S operations set forth in this Agreement, and only with prior, close coordination with LANDLORD, TENANT may use the Leased Property for the purpose of constructing, maintaining, operating, and leasing space to third parties on or at, a communications facility (the "Communications Facility") and for uses incidental thereto. Specifically, TENANT shall have the right, at its expense, to construct or otherwise erect such improvements that TENANT now or hereafter deems necessary or desirable on all or any part of the Leased Property, including, without limitation:

     a. a tower constructed in accordance with the Electronic Industries Association (EIA) standard TIA-EIA 222-F;

     b.   buildings to shelter telecommunications equipment;

     c.   generators;

     d.   a security fence;

     e. subject to prior LANDLORD written approval, improvements on any part of the ingress and egress area for purposes of adequate access. (The foregoing improvements to the Leased Property are hereinafter collectively referred to as the "Improvements").

         LANDLORD agrees that some of the Improvements may be constructed or placed on the Leased Property by sublessees of TENANT, although TENANT will be responsible for all such activities. LANDLORD also agrees that sublessees of TENANT, at their own risk or at the risk of TENANT, may place, operate and maintain antennas, dishes, transmitters, receivers, and other equipment on the Leased Property.

         TENANT must provide to LANDLORD prior to any construction, erection, or placement of Improvements, equipment, or facilities on the Leased Property, an initial construction plan ("Plan") which describes the Improvements, equipment, and/or facilities to be placed upon the Leased Property. TENANT shall not further burden the Leased Property or add facilities or perform/arrange for the performance of further construction, placement, and/or erection of facilities (Additional Facilities") other than those described in the initial Plan until
(a) TENANT has informed  LANDLORD in writing of such  Additional  Facilities and
(b) LANDLORD has provided to TENANT written consent for the construction, placement, and/or erection of such Additional Facilities.

         LANDLORD shall cooperate with TENANT to obtain utility services for the Leased Property. TENANT shall be solely responsible for and shall promptly pay all charges for utilities serving the Leased Property and for the cost of the installation, maintenance, and repair of all utility meters associated with such utility service.

         LANDLORD grants TENANT and its employees, agents, contractors and/or sublessees ingress and egress to, over, across and through the Tract as are reasonably required (and so long as such ingress and egress does not interfere with LANDLORD'S operations) for construction, installation, maintenance, and operation of the Improvements, said ingress and egress to be located with the approval of LANDLORD.

         LANDLORD grants TENANT the right to clear trees, undergrowth, or other obstructions and to trim, cut, and keep trimmed and cut tree limbs which may interfere with or fall upon TENANT'S tower, the Improvements or the Communications Facilities, providing, however, that TENANT does not remove any vegetation intended as vegetative screening at or around LANDLORD'S facility without specific permission of LANDLORD.

         Upon termination of this Lease, TENANT shall, within 180 days thereafter, upon written request by LANDLORD, remove such Improvements, including its personal property and other fixtures as requested by LANDLORD, and restore the Leased Property as near as practical to its original condition, vegetation removed for construction purposes, utility lines, roadways, paving, and normal wear and tear excepted. This obligation shall survive termination of this Lease. Notwithstanding the above, LANDLORD retains the right to purchase from TENANT or lease from TENANT any Improvements on the Leased Property at the time of termination of this Agreement. If LANDLORD elects to purchase the Improvements, then such Improvements will be valued at that time at the then-current book value. Any other purchase or lease terms shall be negotiated by LANDLORD and TENANT a the time of termination of this Agreement.

         5. Regulatory Compliance. TENANT represents that it is familiar with all applicable rules and regulations of the Federal Aviation Administration ("FAA"), the Federal Communications Commission ("FCC"), and all other government and regulatory bodies having jurisdiction over the subject matter hereof. TENANT expressly agrees to comply fully with all such rules and regulations. TENANT further agrees that the Communications Facility and all Improvements will comply fully with all such rules and regulations. TENANT understands that LANDLORD is not in the business of constructing and operating facilities such as those contemplated herein and is not, and will not, be as familiar with the applicable rules and regulations, and consequently, TENANT accepts full and exclusive responsibility for compliance hereunder.

         6. Liability and Indemnity: TENANT agrees to compensate LANDLORD for damages and to indemnify and to hold LANDLORD harmless from all claims (including, but not limited to, property damages and personal injury, including death), including costs and expenses of defending against such claims, as well as fines and penalties imposed by government and regulatory agencies, including but not limited to the FAA and FCC, through counsel designated by TENANT and approved by LANDLORD, arising or alleged to arise directly or indirectly from the occupation or use of the Leased Property by TENANT or its sublessees; the use or failure of the Communications Facility and/or the Improvements by TENANT or its sublessees; any action or activity of TENANT'S agents, employees, contractors or sublessees; or the breach of this Lease by TENANT.

         LANDLORD agrees to compensate TENANT for damages and to indemnify and hold TENANT harmless from all claims (including, but not limited to, property damages and personal injury, including death), including costs and expenses of defending against such claims through counsel designated by LANDLORD and approved by TENANT, arising or alleged to arise solely from acts of gross negligence or willful misconduct of LANDLORD, LANDLORD'S agents, employees, contractors, or other tenants of LANDLORD occurring in or about the Leased Property or the Tract or arising out of any breach of this Lease by LANDLORD.

         The indemnities described in this Paragraph 5 shall survive termination of this Lease.

         Notwithstanding any other provision of this Lease, neither LANDLORD nor TENANT shall be liable for lost profits of the other party, the other party's customers or sublessees, or any other person or entity in any event or under any circumstances, whether arising from damage to the Communications Facility, the Improvements or otherwise, and each party hereto shall indemnify and hold the other harmless therefrom. There are no intended third party beneficiaries under this Paragraph or this Agreement.

         THE PARTIES UNDERSTAND THAT LANDLORD WOULD NOT ENTER INTO THIS AGREEMENT EXCEPT THAT IT IS CLEARLY UNDERSTOOD THAT LANDLORD SHALL NOT BE LIABLE TO TENANT, TENANT'S SUBLESSEES, OR ANY OTHER PERSON OR ENTITY, FOR ANY CONSEQUENTIAL DAMAGES ARISING FROM ANY CAUSE WHATSOEVER. In the event that any third party, including any sublessee of TENANT, obtains a judgment against LANDLORD for consequential damages, then in that event, TENANT agrees to indemnify LANDLORD pursuant to the foregoing paragraphs.

         7.       Defaults and Remedies:

     A. Notwithstanding anything in this Lease to the contrary, TENANT shall not be in default under this Lease until:

     (i) Fifteen days after actual receipt of written notice thereof from Landlord of the non-payment of rent or other sums under this Lease, which nonpayment is not cured within said time, provided that not more than two payments during any twelve month period may be late without constituting a default; or

     (ii) Thirty days after actual receipt of written notice of any other default from Landlord which default is not cured within said time; provided, however, where any such default cannot reasonably be cured within said period, TENANT shall not be deemed to be in default under this Lease if TENANT commences to cure such default within said period and thereafter diligently pursues such cure to completion.

     In the event of TENANT default, LANDLORD may, at LANDLORD'S option, cure TENANT'S default at TENANT'S expense or terminate this Lease without affecting its rights to demand, sue for, and collect all of its damages arising out of TENANT'S failure to comply.

     B. Notwithstanding anything in this Lease to the contrary, LANDLORD shall not be in default under this Lease until 30 days after actual receipt of written notice of any breach from TENANT, which breach is not cured within said time; provided, however, where any such default cannot reasonably be cured within said period, LANDLORD shall not be deemed to be in default under this Lease if LANDLORD commences to cure such default within said period and thereafter diligently pursues such cure to completion. In the event of LANDLORD's default, TENANT may, at TENANT'S option, cure LANDLORD's default at LANDLORD's expense (which expense may, at TENANT'S option, be deducted from rent) or terminate this Lease without affecting its rights to demand, sue for, and collect all of its damages arising out of LANDLORD's failure to comply.

     C. The rights and remedies stated in this Lease are not exclusive. The parties, in the event of a default under this Lease, are entitled to terminate this Lease or pursue any of the remedies provided in this Lease, by law, or by equity subject to any limitations contained herein. Notwithstanding any provision of this Agreement, both LANDLORD and TENANT agree and acknowledge that the only entity with a right of action against LANDLORD under or pursuant to this Agreement is the TENANT and not any other third party.

     D. No course of dealing between the parties or any delay on the part of a party to exercise any right it may have under this Lease shall operate as a waiver of any of the rights hereunder or by law or equity provided, nor shall any waiver of any prior default operate as the waiver of any subsequent default; and no express waiver shall affect any term or condition other than the one specified in such waiver, and that one only for the time and manner specifically stated.

     8. Insurance: TENANT, at its expense, shall maintain in force during the Term a combined single limit policy of bodily injury and property damage insurance, with a limit of not less than $1,000,000.00 insuring LANDLORD and TENANT against all liability arising out of the use, occupancy, or maintenance of the Leased Property and appurtenant areas by TENANT, including the Communications Equipment and the Tower. A certificate of insurance will be provided if requested.

         9. Taxes: TENANT shall pay annually during the Term an amount equal to any increase in LANDLORD's real estate taxes, and such other assessments directly attributable to any Improvement to the Leased Property made by TENANT or TENANT'S sublessees. If such tax is paid by LANDLORD, TENANT shall reimburse LANDLORD for the amount of any such tax payment within 60 days of receipt of sufficient documentation indicating the amount paid and calculation of TENANT'S pro-rata share; such documentation shall be deemed sufficient only if it definitively evidences that portion of the tax increase arising directly out of the Improvement such as, by way of example, the relevant tax assessor's designation of the value of such Improvement. Upon written request by TENANT, LANDLORD shall furnish evidence of payment of all taxes and assessments on the Tract.

     10. Sale of the Tract: Should LANDLORD at any time during the Term decide to sell or lease all or any part of the Tract, LANDLORD shall provide TENANT with written notice of the name, telephone number, and address of the proposed purchaser or tenant not less than 60 days prior to the date of the consummation of such sale or lease and such sale or lease shall be subject to this Lease and TENANT'S rights hereunder.

     11. LANDLORD's Use of the Leased Property. LANDLORD hereby reserves unto itself, its successors and assigns, the right to use the Leased Property for any purpose or use which does not unreasonably interfere with the rights and uses granted to TENANT herein; specifically, LANDLORD reserves the right to install over, under, across and through the Leased Property created by this instrument such electric, gas or communications lines, roadways, and any other facilities as LANDLORD may deem necessary or advisable or desirable in or for the conduct of its business.

     12. Covenant of Quiet Enjoyment: LANDLORD covenants that TENANT shall, upon paying the rent and observing the other covenants herein upon its part to be observed, and subject always to the needs of LANDLORD regarding its operations, peaceably and quietly hold and enjoy the Leased Property during the Term without hindrance, ejection or molestation by LANDLORD or any person or entity whomsoever subject to LANDLORD'S rights of termination. LANDLORD covenants that LANDLORD is seized of good and sufficient title and interest to the Tract, including the Leased Property, and has full authority to enter into and execute and perform this Agreement.

     13. Subordination and Non-Disturbance: At LANDLORD's option, this Agreement shall be subordinate to any deed to secure debt, deed of trust, mortgage or similar instrument (collectively "Mortgage") by LANDLORD which from time to time may encumber all of part of the Leased Property; provided, however, the holder of every such Mortgage shall recognize the validity of this Agreement in the event of a foreclosure of LANDLORD's interest and TENANT'S right to remain in occupancy of the Leased Property as long as TENANT is not in default of this Agreement by executing a non-disturbance agreement in a form reasonably acceptable to TENANT, which action shall constitute a condition precedent to the effectiveness of such subordination. TENANT shall execute in a timely manner whatever instruments as may reasonably be required to evidence this subordination clause.

     14. Hazardous Substances: In the event Hazardous Substances, as said term is hereinafter defined, are discovered on, in or under the Leased Property as of the date of commencement of this Lease or hereafter, except as a result of any act or omission of TENANT or any third party, LANDLORD, at its sole expense, may elect to institute and complete all proper, requisite and thorough procedures for the removal of such Hazardous Substances in accordance with all applicable laws, rules, ordinances, and regulations (the "Removal"). Unless such Hazardous Substances are deposited in, on, or under the Leased Property by an act or omission of TENANT or any third party, LANDLORD shall indemnify and hold TENANT harmless against any claims arising out of such Hazardous Substances, including all of TENANT'S attorneys' fees and costs, which indemnity shall survive termination of this Lease (the "Indemnity"). TENANT assumes full responsibility for insuring that its use of the Leased Property and the use of the Leased Property by sublessees/assignees will not result in contamination of or other impairment of the environmental values of it or the surrounding area. TENANT agrees to fully protect, indemnify and hold LANDLORD harmless from and against any and all claims for natural resource damages or environmental impairment resulting directly or indirectly from TENANT'S use of the Leased Property. In the event Hazardous Substances are discovered on, in or under the Leased Property solely as a result of any act or omission of TENANT, TENANT shall be obligated immediately to conduct the Removal with respect to and to provide the Indemnity to LANDLORD as to claims arising out of such Hazardous Substances. Any violation of these prohibitions shall, in addition to the provisions hereinabove, render TENANT liable to LANDLORD for any costs, including legal fees, incurred by LANDLORD in regards to any resulting citations, penalties or claims of any and all governmental agencies having responsibilities for environmental matters, and for any natural resource damage resulting from such violation. In the event Hazardous Substances are discovered on, in or under the Leased Property solely as a result of any act or omission of any sublessee/assignee, such sublessee/assignee(s) shall be obligated immediately to conduct the Removal with respect to and to provide the Indemnity to LANDLORD as to claims arising out of such Hazardous Substances. Any violation of these prohibitions shall, in addition to the provisions hereinabove, render such sublessees/assignees liable to LANDLORD for any costs, including legal fees, incurred by LANDLORD in regards to any resulting citations, penalties or claims of any and all governmental agencies having responsibilities for environmental matters, and for any natural resource damage resulting from such violation. For the purposes hereof, "Hazardous Substances" means pollutants, contaminants, toxic or hazardous substances or wastes, oil or petroleum products, flammables or any other substances whose nature and/or quantity of existence, use, release, manufacture or effect renders it subject to clean up under any Federal, state or local environmental, health, community awareness or safety laws or regulations, now or hereafter enacted or promulgated by any governmental authority or court ruling.

     15. Assignment and Subletting: TENANT shall not voluntarily assign or encumber its interest in this Lease or in the Leased Property, or sublease all or any part of the Leased Property, without LANDLORD'S prior written consent. TENANT shall provide written notification to LANDLORD 30 days prior to any such assignment or subletting. Any assignee or successor of TENANT shall agree in writing to assume and perform all of the terms and conditions of this Lease on TENANT'S part to be performed from and after the effective date of such assignment and shall enjoy all of the rights and privileges of TENANT under this Lease, but such assignment shall not operate to release TENANT of its liabilities and obligations arising hereunder after the date of such assignment.

     Notwithstanding anything contained herein to the contrary, TENANT may lease space on the tower to be constructed by it on the Leased Property, may grant easement rights thereto, and may sublet portions of the Leased Property for the placement of communications equipment and the construction of communications shelters, to sublessee without the consent of LANDLORD. Nevertheless, there shall be coordination and consultation with LANDLORD regarding the site and location of any equipment and communications shelters and access thereto. In the event LANDLORD determines that such leasing and/or subletting will cause interference with LANDLORD's operations, TENANT will make such accommodations as are reasonably requested by LANDLORD to eliminate or minimize such interferences.

     16. Notices: All notices hereunder must be in writing and shall be deemed validly given if sent by certified mail, return receipt requested, or by courier or by overnight delivery, addressed as follows (or to any other address that the party to be notified may have designated to the sender by like notice):

                  TENANT:  SCANA Communications, Inc.
                                    440 Knox Abbott Dr.
                                    Suite 240
                                    Cayce, South Carolina 29033

                  LANDLORD:         South Carolina Electric and Gas Company
                                    c/o  Land Department (096)
                                    Columbia, South Carolina 29218

     17. Tenant Mortgage: LANDLORD covenants and agrees that, at all times during the continuance of this Agreement, TENANT shall have the right to mortgage or convey by deed of trust or other instrument adequate for the purpose of securing any bona fide indebtedness of TENANT this Lease or the leasehold interest of TENANT created hereby, together with all of TENANT'S right, title and interest in and to the Improvements, and any equipment, towers or trade fixtures placed on the Leased Property by TENANT, provided always that no such mortgage, conveyance or encumbrance, or any foreclosure thereof, or any purchase thereunder, shall materially impair or abridge the rights of LANDLORD. LANDLORD acknowledges that any lien that it may have against such Improvements, equipment, towers, or trade fixtures shall be junior and subordinate to such lender. If requested by Tenant to do so, Landlord shall execute a lien subordination in the form reasonably requested by such lender and will provide such lender with notice of a default by TENANT hereunder and a right to cure such default for 30 days after the receipt of such notice (unless this Lease provides for a shorter period of cure, in which case such shorter period shall apply).

     18. Condemnation: If the whole of the Leased Property or such portion thereof as will in TENANT'S sole judgment make the Leased Property unusable for the purposes herein leased, are condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the time when possession thereof is taken by public authorities, and rental shall be accounted for as between LANDLORD and TENANT as of that date. Any lesser condemnation shall cause the rental payable hereunder to be reduced by such percentage as the area so condemned bears to the entire Leased Property. Nothing in this provision shall be construed to limit or affect TENANT'S right to an award of compensation in any eminent domain proceeding for the Improvements or TENANT'S leasehold interest hereunder.

     19. Tests: Upon notice to LANDLORD, TENANT is hereby given the right to conduct surveys, soil tests, radio coverage tests, and any other test or investigation needed in TENANT'S determination to or from the Leased Property and the Tract to determine if the physical condition of the Leased Property is suitable for TENANT'S uses hereunder. TENANT must coordinate with LANDLORD prior to any invasive tests, to avoid any interferences with any of LANDLORD'S operations.

     20. Termination: TENANT shall have the right to terminate this Lease at any time upon the occurrence of any of the following events:

     (A) If the approval of or issuance of a license or permit by any agency, board, court or other governmental authority necessary for the construction and/or operation of the Communications Facility or the Improvements as described herein (the "Approvals") cannot be obtained, or is revoked (unless such revocation is the result of an illegal or improper act on the part of TENANT or TENANT, in TENANT'S discretion, determines that the cost of obtaining or retaining such Approvals is unreasonable; or

     (B) If TENANT determines, in its reasonable discretion exercised as soon as such conditions became apparent, based upon soil bearing tests, radio frequency propagation tests, or interference with TENANT'S reception or transmission, that the Leased Property is inappropriate for the uses set forth herein.

     Upon not less than 30 days written notice of termination of this Lease by TENANT pursuant to the terms of Subsections (A) or (B) above, or in the event that the Approvals described in Subsection (A) above have not been received by TENANT within 365 days (the "Cancellation Date") from the latest date of the execution of this Lease by any party (the "Execution Date"), this Lease shall automatically terminate and neither party shall have any further rights or obligations arising hereunder, except that TENANT shall have the right to remove the Communications Facility and any Improvements from the Leased Property upon receiving consent of LANDLORD to remove such, and except for those rights and obligations that are to survive the termination of this Lease pursuant to the express terms of this Lease. Notwithstanding the foregoing, LANDLORD retains the right to purchase or lease any Improvements or facilities on the Leased Property from TENANT at LANDLORD'S request. Following the Execution Date, TENANT shall make a diligent reasonable effort to obtain all of the Approvals. LANDLORD agrees to cooperate with TENANT in securing all of the Approvals referenced in Subsection (A) above so long as said Approvals do not interfere with LANDLORD'S operations. Upon the request of TENANT, LANDLORD shall execute and deliver such forms and applications as are necessary and appropriate to obtain such Approvals. TENANT reserves the right to contest and/or appeal, to the extent determined by TENANT in TENANT'S sole discretion, any adverse governmental or judicial decision or determination relative to the issuance of any such Approval. All costs arising out of the procurement of such Approvals shall be borne by TENANT.

     21. Force Majeure: Neither party shall be liable to the other for any loss or damage due to the failure or delay in performance hereunder resulting from any cause beyond such party's reasonable control, including, but not limited to acts of God; acts or omissions of civil or military authority; acts or omissions of the other party hereto; fires; floods; epidemics; quarantine restrictions; strikes or other labor disputes; wars or warlike circumstances; or compliance with applicable regulations or directives of national, state or local governments or any department thereof (except, however, that neither party shall be relieved from liability stemming from compliance with a lawful directive of a governmental authority if the directive is in response to the failure of the affected party to comply with its regulatory compliance obligations). The party asserting the force majeure as an excuse from performance shall give the other party notice verbally within 24 hours of the occurrence of a force majeure event, confirmed in writing within 10 days thereafter, such notice to state the nature of the event and the anticipated length of delay. Such party shall take all reasonable steps to mitigate the effects of any force majeure event (provided, however, that this shall not require settlement of labor disputes that are negotiated in good faith).

     22. Disclaimer of Warranties: LANDLORD and TENANT each disclaims any and all warranties of any type, except for those specifically set forth in this Lease. EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     23. Miscellaneous:

     A. This Agreement contains all agreements, promises and understandings between LANDLORD and TENANT; and no verbal or oral agreements, promises or understandings relating to the Leased Property, the Tract, the Improvements or any other matter discussed herein shall be binding upon either LANDLORD or TENANT in any dispute, controversy or proceeding at law. Any addition, variation or modification to this Agreement shall be void and ineffective unless made in writing and signed by the parties. Headings are included for convenience of reference only and neither limit nor amplify the terms of this Lease.

     B.  This  Agreement  and  the   performance   thereof  shall  be  governed,
interpreted, construed and regulated by the laws of the State where the Leased Property is located.

     C. This Agreement shall inure to the benefit of and be binding upon the heirs, executors, personal representatives, successors and assigns of the parties hereto.

     D. Whenever under this Lease the consent or approval of either party is required or a determination must be made by either party, no such consent or approval shall be unreasonably withheld or delayed, and all such determinations shall be made on a reasonable basis and in a reasonable manner.

     E. If any paragraph, section, subsection, provision, sentence, clause or portion of this Agreement is determined to be illegal, invalid or unenforceable, such determination shall in no way affect the legality, validity or enforceability of any other paragraph, section, subsection, provision, sentence, clause or portion of this Agreement; and any such affected portion or provision shall be modified, amended, or deleted to the extent possible and permissible to give the fullest effect to the purposes of the parties and to this Agreement, and the parties hereby declare that they would have agreed to the remaining parts of this Agreement if they had know that such provisions or portions hereof would be determined to be illegal, invalid, or unenforceable.

     IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their respective seals the day and year first above written.

WITNESS:                                LANDLORD:
___________________________             South Carolina Electric & Gas Company
                                        BY:  ____________________________
___________________________             ITS: ____________________________

                                             Attest:

                                             BY:  ________________________
                                             ITS:     Secretary

STATE OF SOUTH CAROLINA             )
COUNTY OF ______________            )

     PERSONALLY  APPEARED before me the  undersigned  witness and made oath that
(s)he saw the within-named SOUTH CAROLINA ELECTRIC & GAS COMPANY, by ______________________________, its _________________________________, and
________________________, its Secretary, sign, seal and as its act and deed, deliver the within-written instrument and that (s)he with the other witness named above witnessed the execution thereof.


                                              ________________________________



SWORN to before me this
____________ day of __________, 200__.
________________________________ (LS)
Notary Public for South Carolina
My Commission Expires: ____________

WITNESS:                                    TENANT:
___________________________                 SCANA Communications, Inc.
                                            BY:  ____________________________
___________________________                 ITS: ____________________________

                                                   Attest:
                                                   BY:  _______________________
                                                   ITS: Secretary

STATE OF SOUTH CAROLINA             )
COUNTY OF ______________            )

     PERSONALLY  APPEARED before me the  undersigned  witness and made oath that
(s)he  saw  the  within-named   SOUTH  CAROLINA  ELECTRIC  &  GAS  COMPANY,   by
____________________,      its      _________________________________,       and
__________________, its Secretary, sign, seal and as its act and deed, deliver the within-written instrument and that (s)he with the other witness named above witnessed the execution thereof.

                                            ________________________________

SWORN to before me this
____________ day of __________, 200__.
________________________________ (LS)
Notary Public for South Carolina
My Commission Expires: ____________

                                    EXHIBIT A

                          ________________________ SITE

                             Tower Lease Description

Description to be inserted upon receipt of plat. Exact location shall be contingent on approval by LANDLORD.

Derivation:  Deed Book _____ at Page _____
Tax Map Number:  _____________________


                            Ingress and Egress Area

Access into the parcel is granted only to the extent that LANDLORD has the authority to do so and shall be across the existing entrance road into the Tract.